UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2004

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-108780 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)

1-(888)-220-6121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On November 23, 2004, Hines REIT Properties L.P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), which is the sole general partner of the Operating Partnership, acquired 35,000 units of partnership interest (“Partnership Units”) in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) from Hines U.S. Core Office Capital Associates II Limited Partnership (“Hines Capital”), an affiliate of Hines Interests Limited Partnership (“Hines”). Concurrently with the acquisition of these Partnership Units, the Operating Partnership was admitted as a non-managing general partner of the Core Fund in accordance with the terms of the Core Fund’s partnership agreement. Hines is the sponsor of Hines REIT. The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund currently owns interests in eight office properties. The following is a brief description of each of these buildings:

•	One Shell Plaza is located in Houston and has 49 office floors with a total of 1,225,786 square feet of rentable area;

•	Two Shell Plaza is located in Houston with 17 office floors and a rentable area of 564,843 square feet;

•	55 Second Street is located in San Francisco and has 25 office floors with a total of 379,330 square feet of rentable area;

•	101 Second Street is located in San Francisco with 25 office floors and 387,866 square feet of rentable area;

•	425 Lexington Avenue is located in midtown Manhattan with 31 floors and a rentable area of 699,048 square feet;

•	499 Park Avenue is located in midtown Manhattan and has 28 floors and 280,919 square feet of rentable area;

•	600 Lexington Avenue is located in midtown Manhattan with 25 floors and a rentable area of 280,634 square feet; and

•	1200 19th Street is located in Washington D.C. with eight floors and a rentable area of 236,436 square feet.

     In June 2004, the Operating Partnership entered into a contract with Hines Capital to acquire 35,000 Partnership Units (the “Transferred Units”) in the Core Fund for an aggregate purchase price of $35,000,000. The total amount applied to the purchase price of the Transferred Units on the date hereof was $19,075,849, which includes the net proceeds raised to date from Hines REIT’s public offering and the net proceeds from $10,000,000 contributed to the Operating Partnership by an affiliate of Jeffrey C. Hines, who is Chairman of Hines REIT’s board of directors and affiliated with the Core Fund, as described in Hines REIT’s Registration Statement on Form S-11 (File No. 333-108780). The document effecting the transfer of the Transferred Units defers a portion of the purchase price but transfers all of the Transferred Units to the Operating Partnership, as described above. The Operating Partnership will pay the remaining $15,924,151 of deferred purchase price to Hines Capital as it receives additional net offering proceeds from the public offering currently being conducted by Hines REIT.

     The Operating Partnership and Hines Capital agreed that to the extent the Operating Partnership receives any distributions from the Core Fund in respect of the Transferred Units which relate to periods prior to the date hereof, such amounts will be transferred to Hines Capital. To the extent the Operating Partnership receives any distributions from the Core Fund in respect of the Transferred Units which relate to periods after the date hereof, but prior to the date it pays the deferred purchase price in full, such distributions will be allocated between the Operating Partnership and Hines Capital as follows: (i) the applicable amount of such distribution will be allocated ratably to each day during the period and deemed paid on a daily basis, during such period, and (ii) each daily amount will be allocated between the parties based the relationship of the total purchase price paid versus the amount of deferred purchase price unpaid on such day.

     As described in the Registration Statement, the Operating Partnership acquired the Transferred Units at a price equal to the original amount paid by Hines Capital when it acquired the Transferred Units from the Core Fund. This transaction was unanimously approved by the members of both the conflicts committee of the board of directors of Hines REIT and its entire board.

Item 7.01 Regulation FD Disclosure.

     On November 23, 2004, we issued a press release to disclose that:

•	we had reached our minimum offering and commenced our operations;

•	we have acquired an interest in the Core Fund as described above; and

•	our board of directors has declared dividends for the remainder of the fourth quarter of 2004.

     A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

     To be filed by amendment. Pursuant to Item 7 of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after November 23, 2004.

     (c) Exhibits

Exhibit
Number	Exhibit Title
99.1	Press Release dated November 23, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
November 23, 2004	By:	/s/ Charles M. Baughn
Charles M. Baughn
Chief Executive Officer

Exhibit Index

Exhibit
Number	Exhibit Title
99.1	Press Release dated November 23, 2004